UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2012

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers;
Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officers.

The Greenbrier Companies, Inc. (the “Company”) announced that its Principal Accounting Officer, James W. Cruckshank, will be leaving the Company later this year to pursue other professional opportunities. His announced departure is not due to a dispute or disagreement with the Company. The Company has requested, and Mr. Cruckshank has agreed, that he will remain employed with the Company through the completion of the annual audit and filing of the Form 10-K for fiscal 2012, which is expected to occur on or about November 1, 2012, and beyond that date as may be mutually agreed, in order to ensure an orderly transition of his responsibilities. The Company has initiated a search to identify a replacement Principal Accounting Officer and expects to conclude the search process expeditiously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: September 19, 2012	By:	/s/ Martin R. Baker
Martin R. Baker
Senior Vice President, General Counsel and Chief Compliance Officer

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